                                                                   EXHIBIT 10.36



                             CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made an entered into as of the 31st day of December, 1998 (the "Effective Date"), by and between Liquid Audio, Inc., a corporation duly incorporated and existing under the laws of the State of California, U.S.A. with its principal place of business at 810 Winslow Street, Redwood City, California 94063 U.S.A. ("Liquid Audio") and Liquid Audio Korea Co., Ltd., a corporation duly incorporated and existing under the laws of the Republic of Korea with its principal place of business at 3f, WonKyung Bldg. 788-16, Yoksam-Dong, Kangnam-Gu, Seoul, 135-080 Korea ("LAK").

                                   WITNESSETH
                                   ----------

     WHEREAS, Liquid Audio and SKM Limited, a corporation duly incorporated and existing under the law of the Republic of Korea ("SKM") have established LAK to promote certain audio software and related technology of Liquid Audio in the Republic of Korea, and, to the extent later permitted, in the Democratic Republic of Korea;

     WHEREAS, LAK desires to obtain the benefit of consulting and advisory services from Liquid Audio, with a focus on the implementation and use of Liquid Audio's technology; and

     WHEREAS, Liquid Audio is willing to render such consulting and advisory services to LAK; and

     WHEREAS, the execution of this Agreement is required under the terms of that certain Shareholders Agreement (the "Shareholders Agreement") between LAK, SKM and Liquid Audio, and is necessary to induce SKM and Liquid Audio to participate in LAK.

     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, it is agreed as follows:

ARTICLE 1.  APPOINTMENT
            -----------

     Subject to the terms and conditions hereinafter set forth, LAK hereby appoints Liquid Audio as its consultant to provide consulting and advisory services as described in Article 2 hereunder during the term of this Agreement as set forth in Article 4 hereof, and Liquid Audio hereby accepts such appointment.

ARTICLE 2.  SCOPE OF SERVICES
             -----------------

     The consulting and advisory services, further details of which are described in Exhibit 1 attached hereto, to be provided by Liquid Audio to LAK, may include, but shall not be limited to: (a) providing technical consulting and support and (b) providing business consulting and support (collectively, the "Services").

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     LAK acknowledges that all Services are provided on an as-is basis without warranty of any kind, and Liquid Audio disclaims any and all warranties, whether express or implied. Liquid Audio reserves all ownership rights in and to the work product and any pre-existing materials delivered or disclosed to LAK pursuant to the Services (herein, "LA Materials"). LAK may, subject to mutually agreed upon terms and conditions, have a limited license to use the LA Materials internally for the purpose of furthering the co-venture between the parties and for no other purpose. During and after the term of this Agreement, all LA Materials are and remain the confidential information of Liquid Audio and LAK agrees to maintain the confidentiality of such materials and not to disclose such materials to any other party.

ARTICLE 3.  CONSULTING FEE
            --------------

     In consideration of the Services rendered by Liquid Audio under Article 2, LAK shall make guaranteed, non-refundable payments to Liquid Audio in the aggregate amount of [*]. These payments are net amounts, and they may not be reduced by withholding tax or any other charge or deduction. LAK shall pay this consulting fee to Liquid Audio according to the payment schedule in Exhibit 2, commencing ten (10) days after the date on which the first Liquid Audio Total Music Center opens for business. The first payment shall be made on such date; the remaining payments shall be made every ninety (90) days thereafter by means of wire transfer to a bank account designated by Liquid Audio. Notwithstanding the foregoing, in the event that, with respect to the fiscal quarter ending prior to any payment date: (a) the exchange rate for the Won has, during such quarter declined by at least 25%; or (b) revenues of LAK during such quarter are less than 75% of the pro-rata annual revenues projected in the Business Plan for LAK (in the form attached as Exhibit E to the Shareholders Agreement) then, upon written notice to Liquid Audio delivered on or prior to the time for delivery of the applicable payment in accordance with Exhibit 2 and this provision, 50% of such payment may be deferred provided that: (x) such deferral may be made only with respect to up to two of the first six such quarterly payments; and (y) in the event of any such deferral, the amounts payable in quarters seven through ten shall be increased with respect to each such quarter by an amount equal to one fourth (1/4) of the prior aggregate deferral of payments.

ARTICLE 4.  TERM
            ----

     This Agreement shall remain in effect from the Effective Date until: (a) the completion of LAK's payment obligations in Quarter Ten (as detailed in Exhibit 2), (b) termination pursuant to Article 5, or (c) expiration or termination of the Shareholders Agreement or the Software Reseller and Services Agreement, whichever comes first; provided, however, that if this Agreement expires or terminates in accordance with (b) or (c) as a result of breach by LAK, all remaining payments will be due immediately and such payment obligation shall survive expiration or termination.

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5.  TERMINATION
            -----------

     Liquid Audio may terminate this Agreement by written notice to LAK, should LAK breach any material term or condition of this Agreement and fail to cure such material breach within ten (10) business days of receiving notice from Liquid Audio specifying the particulars thereof. In addition, if LAK fails to make any scheduled payment when due, or if Liquid Audio, pursuant to the terms thereof, elects to terminate that certain Stockholders Agreement among Liquid Audio, SKM and LAK of even date herewith, or that certain Software Reseller and Services Agreement between Liquid Audio and LAK, then, in each such instance, Liquid Audio may terminate this Agreement, effective immediately upon notice in writing to LAK. In the event that LAK shall be adjudicated bankrupt, then, upon the vote of a majority of the authorized number of members of the Board of Directors of LAK, LAK may terminate this Agreement upon written notice to Liquid Audio.

ARTICLE 6.  NOTICES
            -------

     Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed served upon personal delivery, or if sent by certified or registered mail, postage prepaid, then shall be deemed served ten (10) days after the date of mailing. Notice by facsimile shall be deemed served upon receipt; provided that a confirmation copy is also dispatched immediately thereafter by first-class registered mail.

Liquid Audio:       Attn: Mr. Robert Flynn
                    Liquid Audio, Inc.
                    810 Winslow Street
                    Redwood City, California, U.S.A. 94063
                    Fax: (1-650) 549-2099

LAK:                Attn: Mr. Lee, Kyu Hwa
                    Liquid Audio Korea Co., Ltd.
                    3f, WonKyung Bldg. 788-16
                    Yoksam-Dong, Kangnam-Gu
                    Seoul, 135-080, Korea
                    Fax: (82-2) 565-6328

ARTICLE 7.  MISCELLANEOUS
            -------------

7.1  CONDUCT

     All Services to be performed by Liquid Audio shall be performed from Liquid Audio's facilities in the State of California in the United States of America. Liquid Audio shall at all time conduct its affairs under this Agreement in accordance with a high standard of business ethics and propriety and in accordance with the laws of the State of California and the United States of America.

7.2  INDEPENDENT CONTRACTOR

     Nothing herein shall be construed to place Liquid Audio and LAK in relationship of partners, joint ventures or principal and agent. The parties hereto have negotiated and entered into this Agreement in good faith solely as independent contractors, and no employer-employee relationship exists, nor shall be deemed to exist between them.

7.3  EXPENSES

     The parties shall bear their respective portions of costs and expenses arising from, or in connection with, this Agreement.

7.4  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of California and the United States of America without regard to its conflict of laws provisions.

7.5  ENFORCEABILITY

Should any provision of this Agreement be deemed unenforceable in any judicial proceeding, such determination shall not affect the validity and enforceability of the balance of the Agreement.

7.6  NO WAIVER

     Any waiver by either party of any provision of this Agreement, or of any breach of this Agreement, shall be effective only if in writing signed by such party, and such waiver shall not be deemed a continuing waiver of such provision or a waiver of any subsequent breach of a similar or different nature.

7.7  ARBITRATION

     Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including the interpretation, performance or termination, shall be exclusively and finally resolved by binding arbitration. Arbitration shall be conducted by the International Chamber of Commerce (the "ICC") which shall administer the arbitration under its then-current Rules of Arbitration (the "Rules"). The arbitration shall be conducted by a single arbitrator chosen in accordance with said Rules. The arbitration, including the rendering of the award, shall take place in Tokyo, Japan and Tokyo shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration proceedings and all pleadings and rulings shall be conducted and written in the English language. For the purpose of any arbitration proceeding, this Agreement shall be governed by the governing law described in Article 7.4 above. This arbitration agreement is intended by the parties to be self-executing. The panel shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the parties refuses to attend or participate and (iii) an award against that party may be ordered pursuant to default or otherwise by the panel. The parties agree that they will arbitrate all claims agreed to be arbitrated herein regardless of the existence of any related dispute, action or special proceeding between any or all of the parties hereto and/or any third party. The arbitration panel shall render a written arbitration decision with its award, and the decision of the arbitration panel shall be final and binding upon the parties hereto, and the parties hereby waive any right of appeal under applicable law. Judgment upon the award rendered by the arbitration panel may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys' fees and its share of the costs including any auditing costs or expenses of expert witnesses.

     Notwithstanding the foregoing, in the event of actual or threatened breach of the provisions respecting confidentiality of the LA Materials, Liquid Audio will have no adequate remedy at law and will be entitled to immediate, injunctive or other equitable relief, without bond and without the necessity of showing actual money damages, shall have the right to institute judicial proceedings against LAK or anyone acting by, through or under LAK in order to seek such injunctive or other equitable relief, and in the event that Liquid Audio prevails in any such proceeding, Liquid Audio shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

7.8  NO IMPLIED OBLIGATIONS

     There shall be no obligations implied by this Agreement, and each party reserves the right to engage in similar or dissimilar activities independently or with third parties.

7.9  LIMITATION OF LIABILITY

     In no event shall either party be liable for any consequential, incidental, special, indirect or reliance damages arising out of or relating to this Agreement, including without limitation any liability for lost profits or lost business opportunities.

7.10 ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement with respect to the subject matter hereof and may be modified only by a writing signed by both parties.

7.11 COUNTERPARTS

     This Agreement may be executed in any number of English language counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LIQUID AUDIO, INC.

/s/ Robert Flynn
-------------------------
By: Robert Flynn
Title: Vice President of Business Development
Date: 12/31/98

LIQUID AUDIO KOREA, CO., LTD.

/s/ Kyu Hwa Lee
-------------------------
By: Kyu Hwa Lee
Title: President
Date: 12/31/98

                                   EXHIBIT 1

                              CONSULTING SERVICES

*    System design for optimal performance of software used in the co-venture.

*    Education regarding Liquid Audio's global business operations.

* Education regarding Liquid Audio's technology and business plan in the United States.

* Provision of information of worldwide trends: internet and global music industry.

* Establishment of relationships with representatives of the local music industry.

*    Education regarding the intellectual property rights and royalty reports.

* On-going support in the areas of product development, operation, marketing support, and copyright management.

*    Provide LAK with technical insight and dialogue on product development.

*    Control localization of software products.

* Provide assistance in development of operations that enable LAK activities, e.g. mass encoding projects.

* Provide assistance in design of hardware/network configuration for retail/kiosk operation ("LTMC-K").

* Provide assistance in design and execution of the Liquid Music Network - Korea ("LMN-K").

*    Provide assistance in locating global sponsors/advertisers for the LMN-K.

* Provide assistance in accessing non-Korean content for inclusion in the LMN-K.

* Assist LAK in relationships with Korean operations of major multinational entertainment companies.

* Provide assistance in the creation of sales materials appropriate for the Korean marketplace.

*    Provide technical support.

* Conduct discussions with multinational OEM's for the bundling of the Korean version of the free Liquid Music Player with their product sold in Korea.

* Integration of Korean rights reporting societies in the global Liquid Audio copyright management solution.

* Assistance in discussions and education of the Korean rights reporting societies.

*    Establish and oversee the operations of the local Liquid Operations Center.

                                   EXHIBIT 2

                          GUARANTEED PAYMENT SCHEDULE


     Quarter                      Payment
     -------                      -------
     One                            [*]
     Two                            [*]
     Three                          [*]
     Four                           [*]
     Five                           [*]
     Six                            [*]
     Seven                          [*]
     Eight                          [*]
     Nine                           [*]
     Ten                            [*]


     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.